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                                            EXHIBIT 10(o), Page 1 of 1


                  NORFOLK SOUTHERN CORPORATION
                         DESCRIPTION OF
              1999 SPECIAL INCENTIVE BONUS PROGRAM



At its meeting on November 24, 1998, the Board of Directors of Norfolk Southern Corporation (NS) adopted the 1999 Special Incentive Bonus Program (Program) to provide cash incentives to a large number of NS nonagreement employees (including the persons named in the Summary Compensation Table of the Proxy Statement for the 1999 Annual Meeting of Stockholders and other executive officers [collectively Executive Officers]) based on the 1999
NS Operating Ratio.

Payment of Special Incentive Bonus awards to participants, including the Executive Officers, is authorized only if the 1999 NS Operating Ratio meets a designated threshold; if the 1999
NS Operating Ratio is better than the designated threshold, the Program authorizes payments of increasing Special Incentive Bonus awards, based on a predetermined sliding scale, to all participants, including the Executive Officers.

Specifically, if the threshold is met exactly, the Program authorizes payment to each Executive Officer of a Special Incentive Bonus award that is equal to 1/12th of that individual's maximum 1999 opportunity under the NS Executive Management Incentive Plan; the largest Special Incentive Bonus award that may be paid to each Executive Officer under this Program is an amount equal to 1/2 of that individual's maximum 1999 opportunity under the NS Executive Management Incentive Plan.

As a general rule, each participant, including an Executive Officer, must be in active service on December 31, 1999, to receive a payment. Exceptions -- and related provision for pro-rata payment of earned Special Incentive Bonus awards -- are made in the cases of an otherwise-eligible participant's death, retirement or total disability, and in other specified circumstances.

As in the case of other NS incentive programs, authority exists under this Program to reduce or eliminate a special incentive bonus award to any employee, including an Executive Officer, for work performance that is inconsistent with the Program's purposes and objectives.